As filed with the Securities and Exchange Commission on August 10, 2020

Registration No. 333-231172

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVIL EMPIRE DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3751	45-5530035
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Evil Empire Designs, Inc.

441 Eastgate Rd., Suite A

Henderson, Nevada 89011

(725) 666-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheila Cunningham

President and Chief Executive Officer

Evil Empire Designs, Inc.

441 Eastgate Rd., Suite A

Henderson, Nevada 89011

(725) 666-3700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

DEREGISTRATION OF SECURITIES

Evil Empire Designs, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (file No. 333-231172) (the “Registration Statement”), relating to (i) the Company’s the offer and sale of 1,000,000 shares of common stock, and (ii) the resale by certain selling stockholders of the Company of up to 1,475,000 shares of common stock held by selling stockholders of the Company. The Securities and Exchange Commission declared the Registration Statement effective on July 25, 2019. 782,750 shares of common stock, of the 1,000,000 shares offered by the Company in the Prospectus under the Registration Statement, have been sold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to deregister the 217,750 shares of the Company’s common stock in the offering of 1,000,000 shares of common stock by the Company that remain unsold as of the date hereof. The Company does not deregister the offering by certain selling stockholders of the Company of up to 1,475,000 shares of common stock held by selling stockholders of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Henderson, Nevada, on August 10, 2020.

EVIL EMPIRE DESIGNS, INC.
(Name of Registrant)

By:	/s/ Sheila Cunningham
Name:	Sheila Cunningham
Title:	President and Chief Executive Officer, Secretary and Treasurer (principal executive officer, principal financial officer, and principal accounting officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sheila Cunningham, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Evil Empire Designs, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: August 10, 2020	By:	/s/ Sheila Cunningham
	Name:	Sheila Cunningham
	Title:	President and Chief Executive Officer, Secretary, Treasurer, and director (principal executive officer, principal financial officer, and principal accounting officer)

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